Exhibit 99.1

PACIFIC GAS AND ELECTRIC COMPANY

OFFER TO EXCHANGE

Up to $500,000,000 aggregate principal amount of Floating Rate Senior Notes due November 28, 2018, $1,150,000,000 aggregate principal amount of 3.30% Senior Notes due December 1, 2027 and $850,000,000 aggregate principal amount of 3.95% Senior Notes due December 1, 2047 for a like aggregate principal amount of Floating Rate Senior Notes due November 28, 2018, 3.30% Senior Notes due December 1, 2027 and 3.95% Senior Notes due December 1, 2047, respectively, in a transaction registered under the Securities Act of 1933, as amended

April 2, 2018

To our Clients:

Enclosed for your consideration is a prospectus, dated April 2, 2018 (as amended or supplemented, the “Prospectus”), relating to the offer (the “Exchange Offer”) of Pacific Gas and Electric Company, a California corporation (the “Company”), to exchange (the “Exchange Offer”) up to $500,000,000 aggregate principal amount of its Floating Rate Senior Notes due November 28, 2018 (the “2018 Restricted Notes”), $1,150,000,000 aggregate principal amount of its 3.30% Senior Notes due December 1, 2027 (the “2027 Restricted Notes”) and $850,000,000 aggregate principal amount of its 3.95% Senior Notes due December 1, 2047 (the “2047 Restricted Notes” and collectively, the “Restricted Notes”) for a like aggregate principal amount of Floating Rate Senior Notes due November 28, 2018, 3.30% Senior Notes due December 1, 2027 and 3.95% Senior Notes due December 1, 2047, respectively, in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”) (collectively, the “Exchange Notes”).  The terms of the Exchange Notes are identical in all material respects to those of the corresponding series of Restricted Notes other than that the transfer restrictions, registration rights and additional interest provisions relating to the corresponding series of Restricted Notes do not apply to the Exchange Notes.

The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of November 29, 2017, by and among the Company and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC.  Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

This material is being forwarded to you as the beneficial owner of one or more series of the Restricted Notes held by us for your account but not registered in your name.  A tender of such Restricted Notes may only be made by us as the holder of record and pursuant to your instructions, unless you obtain a properly completed note power from us or arrange to have the Restricted Notes registered in your name.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Restricted Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and letter of transmittal, dated April 2, 2018 (the “Letter of Transmittal”).

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Restricted Notes on your behalf in accordance with the provisions of the Exchange Offer.  The Exchange Offer will expire at 5:00 p.m., New York City time, on [●], 2018, unless extended by the Company in its sole discretion (such date and time as it may be extended, the “Expiration Date”).  Any Restricted Notes tendered pursuant to the Exchange Offer may be withdrawn in accordance with the procedures set forth in the Prospectus at any time before the Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Restricted Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer”.

3.
Any transfer taxes incident to the transfer of Restricted Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Prospectus and the Letter of Transmittal.

4.	The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.

If you wish to have us tender your Restricted Notes, please instruct us to do so by completing, executing and returning to us the instruction form on the back of this letter.

The Letter of Transmittal is furnished to you for informational purposes only and may not be used to tender Restricted Notes, unless you obtain a properly completed note power from us or arrange to have the Restricted Notes registered in your name.  If we do not receive written instructions in accordance with the below and the procedures in the Prospectus and Letter of Transmittal, we will not tender any of the Restricted Notes on your account.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of this letter and the enclosed material referred to therein relating to the Exchange Offer made by the Company with respect to the Restricted Notes.

This will instruct you to tender the Restricted Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

Please tender the Restricted Notes held by you for the account of the undersigned as indicated below:

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 ☐ Please tender the Restricted Notes held by you for the account of the undersigned as indicated below:

AGGREGATE PRINCIPAL AMOUNT OF 2018 RESTRICTED NOTES

$____________

AGGREGATE PRINCIPAL AMOUNT OF 2027 RESTRICTED NOTES

$____________

AGGREGATE PRINCIPAL AMOUNT OF 2047 RESTRICTED NOTES

$____________

 ☐ Please do not tender any Restricted Notes held by you for the account of the undersigned.

* Restricted Notes may only be tendered in the minimum denominations of $100,000 in principal amount or in integral multiples of $1,000 in excess thereof.  Unless otherwise indicated, the entire principal amount for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the Restricted Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Restricted Notes, including but not limited to the representations that the undersigned (i) will be acquiring any Exchange Notes in the ordinary course of its business, (ii) is not participating and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (iii) is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company and (iv) is not a broker dealer tendering Restricted Notes acquired for its own account directly from the Company.  If a holder of the Restricted Notes (a) will be acquiring any Exchange Notes not in the ordinary course of its business, (b) is participating or has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (c) is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or (d) is a broker-dealer that has acquired the Restricted Notes for its own account directly from the Company, such holder and such broker-dealer may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any resale transaction.

SIGN HERE

Dated:
Signature(s):

Print Name(s):
Address:
(Please include Zip Code)
Telephone Number
(Please include Area Code)
Tax Identification Number or Social Security Number:

None of the Restricted Notes held by us for your account will be tendered unless we receive written instructions from you to do so.  Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Restricted Notes held by us for your account.

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